UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 8, 2008

ZVUE Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32985	98-0430675
(Commission File Number)	(IRS Employer Identification No.)

612 Howard Street, Suite 600 San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

(415) 495-6470
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 8, 2008, Mr. Robert Austrian resigned from the Board of Directors (the “Board”) of ZVUE Corporation (the “Company”). Mr. Austrian’s resignation was not as a result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Effective September 8, 2008, the Board appointed Mr. John Durham as an additional director to fill the vacancy created by the resignation of Mr. Austrian. Mr. Durham will join the Audit, Compensation and Governing committees of the Board.

Mr. Durham is the Chief Executive Officer and Managing Partner of Catalyst, a digital media marketing firm, the founder and Co-Chairman of The Bay Area Interactive Group (BIG), a non-profit digital marketing professional association, and a Professor of Marketing at the University of San Francisco. He has over 20 years of marketing and sales experience in digital media and has previously served as: the President of Sales and Marketing for Jumpstart Automotive Media; Senior Vice President of Business Development for Carat Fusion; President and founder of Pericles Consulting; and President of Winstar Interactive Media, Inc.

In connection with his service as a director, Mr. Durham will receive the Company’s standard non-employee director cash and equity compensation. Such compensation consists of a $10,000 annual retainer for non-employee directors. He will also receive $500 per meeting for each Board and committee meeting attended in person and $250 per meeting for each Board and committee meeting attended telephonically. In addition, Mr. Durham will receive an initial non-employee director stock option grant to purchase 25,000 shares of the Company’s common stock at an exercise price per share equal to the fair market value price per share of the common stock on the date of grant, which shall be September 8, 2008. Such non-employee director options will be fully vested on the date of grant, have a term of ten years and shall otherwise conform to the Company’s standard form of Non-Qualified Stock Option agreement.

Item 8.01 Other Events.

On September 9, 2008, the Company issued a press release announcing the resignation of Mr. Austrian from the Board and the appointment of Mr. Durham to fill the vacancy created thereby. The full text of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated September 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZVUE CORPORATION

Date:September 9, 2008	By:	/s/ Jeff Oscodar
Jeff Oscodar
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.  Description

99.1   Press release, dated September 9, 2008.